Exhibit 23.1

Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent in this Registration Statement on form S-1/A of InterCloud Systems, Inc., for the registration of 200,000,000 shares of its Common Stock, to the reference to our firm under the caption “Experts” and to the incorporation by reference of the unaudited consolidated financial statements of InterCloud Systems, Inc. for the three and six months ended June 30, 2017, reviewed by us.

SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, Utah

November 3, 2017